US Dataworks Announces Fiscal 2011 Third Quarter Results

Sequential improvements in revenue and earnings highlight Q3 results

HOUSTON, Feb. 14, 2011 /PRNewswire/ -- US Dataworks, Inc. (OTC Bulletin Board: UDWK), a leader in payment processing solutions, today announced its financial results for its 2011 fiscal third quarter ended December 31, 2010.

Revenue for the third quarter of fiscal 2011 was $2.1 million compared to revenue of $1.7 million for the second quarter of fiscal 2011 and revenue of $2.3 million for the third quarter of fiscal 2010.

Net income for the third quarter of fiscal 2011 was $224,000, or $0.01 per diluted share, compared to a net loss of $274,000, or ($0.01) per share, in the second quarter of fiscal 2011 and net income of $74,000, or $0.00 per diluted share, for the third quarter of fiscal 2010.

Charles E. Ramey, Chairman and CEO of US Dataworks, commented, “We are pleased to report sequential improvements in revenue and earnings over our second quarter of fiscal 2011.  Our Company is in the most exciting product expansion and platform transition since our founding, and we are delighted with the recent successful launch of our Clearingworks® payment processing platform as an ‘on-demand’ cloud computing service.”

Mr. Ramey continued, “While we will continue to work hard to serve our larger on-premise clients, our on-demand cloud delivery technology separates us from the pack.  We believe we are the only Company in the world that is able to offer this type of comprehensive, integrated, multi-channel streamlined payment processing service in a cloud computing environment that can save tens of thousands of companies 20%-60% on their payment processing costs.  This on-demand processing platform strategically positions us to pursue and participate in a rapidly growing market opportunity, which Gartner, a leading information and technology research and advisory company, expects to be a $2.6 billion market by 2013 with a compound annual growth rate of 54%.”

Mr. Ramey added, “We have two initial customers live in the on-demand environment for whom we are currently processing more than one million payments per month.  Additionally, our product pipeline is quite robust, and we believe will be able to grow rapidly in fiscal 2012 and beyond.  As we execute on this platform transition to address this huge market opportunity during the coming quarters, we will also be formulating the appropriate metrics to help investors understand how we measure our on-demand progress internally for this new business model.”

Note Regarding the Company’s Restatement of Financials

As will be more fully explained in upcoming filings of the Company’s Annual Report on Form 10-K/A (Amendment No. 2) for the year ended March 31, 2010 (the “Amended FY2010 10-K”), the Company’s Quarterly Report on Form 10-Q/A (Amendment No. 1) for the quarter ended June 30, 2010 (the “Amended June 2010 10-Q) and the Company’s Quarterly Report on Form 10-Q/A (Amendment No. 1) for the quarter ended September 30, 2010 (the “Amended September 2010 10-Q”), all of which will be filed with the SEC later this week, the Company will restate its previously issued financial statements to correct an error that was identified involving the recognition of revenue related to the sale of a software license in March 2010.  The impact of the restatement was previously disclosed in a Form 8-K filed on January 27, 2011.

For more detailed information on the Company’s fiscal 2011 third quarter and nine month results, please see its Quarterly Report on Form 10-Q for the quarter ended December 31, 2010 that will be filed with the SEC later this week.

Conference Call Information

US Dataworks’ management has scheduled a conference call to review third quarter results on Tuesday, February 15, 2011 at 11:00 a.m. Eastern time, 10:00 a.m. Central time.  To listen to the call, dial (480) 629-9643 at least 10 minutes before the call begins and ask for the US Dataworks’ conference call.  A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until February 22, 2011.  To access the replay, dial (303) 590-3030 using a pass code of 4408838#.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting www.usdataworks.com.  To listen to the live call on the web, please visit the Company’s website at least fifteen minutes before the call begins to register, download and install any necessary audio software.  For those who cannot listen to the live web cast, an archive will be available shortly after the call.

Additional information about Clearingworks as well as US Dataworks can be found on the company’s website at www.clearingworks.com.

About US Dataworks

US Dataworks offers on-demand payment processing services with proven enterprise-class payment, deposit, returns processing, and powerful payment analytic tools.  US Dataworks is a trusted payments provider to utilities, telecommunications providers, content providers, financial institutions and government agencies.

Certain statements made in this press release (other than the historical information contained herein) constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements regarding our expectations relative to our on-demand cloud computing platform.  Any forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the failure of our new solution to perform as anticipated, our ability to provide long-term customer value and agility, our ability to protect our intellectual property, our position in the marketplace, our ability to develop and timely introduce products that address market demand, the impact of alternative technological advances and competitive products, market fluctuations, our ability to repay or refinance our debt,  our ability to realize the anticipated benefits from our business initiatives, and other risks detailed from time to time in our SEC reports  including our Annual Report on Form 10-K for the fiscal year ended March 31, 2010 and our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2010 to be filed with the SEC later this week.  These forward-looking statements speak only as of the date hereof. US Dataworks disclaims any obligation to update these forward-looking statements.

Contacts:	Randy Frapart, CFO
US Dataworks, Inc.
281-504-8026

Ken Dennard, Managing Partner
Dennard Rupp Gray & Lascar, LLC
ksdennard@drg-l.com
713-529-6600

-Tables to Follow-

US DATAWORKS, INC.
QUARTERLY INCOME STATEMENT DATA
For the three months ended December 31, 2010, September 30, 2010 and December 31, 2009

	Three months ended
	December 31, 2010	September 30, 2010	December 31, 2009
Revenue
Software transactional and subscription revenue	$ 552,233	$ 586,765	$ 514,999
Software licensing revenue	106,864	-	30,977
Software maintenance revenue	140,662	140,866	208,816
Professional services revenue	1,294,564	977,267	1,512,066
Software resale revenue	52,839	-	-
	2,147,162	1,704,898	2,266,858

Cost of revenue	699,333	586,266	748,964
Gross profit	1,447,829	1,118,632	1,517,894
Gross profit margin	67.4%	65.6%	67.0%

Operating expenses
Research and development	209,954	252,766	213,994
Sales and marketing	222,186	210,865	220,562
General and administrative	624,465	797,685	739,451
Depreciation and amortization	23,350	46,322	34,811
	1,079,955	1,307,638	1,208,818

Income from operations	367,874	(189,006)	309,076
Net operating income margin	17.1%	-11.1%	13.6%

Other income (expense)
Financing expense - related party	(5,181)	(5,181)	(99,648)
Interest expense	(15,553)	43,093	(1,436)
Interest expense - related parties	(123,616)	(123,172)	(134,066)
Other income	-	-	134
	(144,350)	(85,260)	(235,016)

Income/(loss) before provision for income taxes	223,524	(274,266)	74,060

Net Income/(loss)	$ 223,524	$ (274,266)	$ 74,060

Basic earnings (loss) per share	$ 0.01	$ (0.01)	$ 0.00

Diluted earnings (loss) per share	$ 0.01	$ (0.01)	$ 0.00

Basic weighted - average shares outstanding	33,267,580	33,188,907	32,960,100

Diluted weighted average shares outstanding	33,282,261	33,188,907	33,015,500

CONTACT:  Randy Frapart, CFO of US Dataworks, Inc., +1-281-504-8026; or Ken Dennard, Managing Partner of Dennard Rupp Gray & Lascar, LLC, +1-713-529-6600, ksdennard@drg-l.com